UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: March 31, 2006 Estimated average burden hours per response. . 28.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 28, 2005

MathStar, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	000-51560	41-1881957
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5900 Green Oak Drive, Minnetonka, Minnesota		55343
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(952) 746-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities.

During the period from and including November 22, 2005 (the date of the filing of our last Current Report on Form 8-K filed under Item 3.02 of the Form 8-K) through January 31, 2006 , MathStar, Inc. (the “Company”) issued equity securities in the transactions described below that were not registered under the Securities Act of 1933 (the “Securities Act”).

•      Effective in December 2005, the Company granted an option to purchase a total of 1,000 shares to one employee at an exercise price of $6.09 per share and an option to purchase 25,000 shares to another employee at an exercise price of $6.07 per share under its 2004 Amended and Restated Long-Term Incentive Plan (“2004 Plan”).  These grants were made in reliance on the exemption provided by Section 4(2) of and Rule 506 under the Securities Act.

•      Effective in January 2006, the Company granted an option to purchase 120,000 shares of common stock at an exercise price of $5.70 per share and a restricted stock award for 60,000 shares of common stock with a value of $5.70 per share to Glen Wiley, its Vice President – Sales. The option was granted under the Company’s 2002 Combined Incentive and Non-statutory Stock Option Plan, and the restricted stock award was granted under its 2004 Plan.  These grants were made in reliance on the exemption provided by Section 4(2) of and Rule 506 under the Securities Act.

•      Effective in January 2006, the Company granted an option to purchase 20,000 shares of common stock with a value of $5.70 per share to one employee at an exercise price of $5.70 per share under its 2004 Plan.  These grants were made in reliance on the exemption provided by Section 4(2) of and Rule 506 under the Securities Act.

•      In January 2006, the Company issued 1,667 shares of common stock to two investors, who represented in writing that they were accredited investors, at a price of $2.25 per share upon the exercise of warrants, resulting in gross proceeds of $3,750.75.  These sales were made in reliance on the exemption provided by Section 4(2) of and Rule 506 of Regulation D under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MathStar, Inc.

Date: January 31, 2006.
	By	/s/ James W. Cruckshank
James W. Cruckshank
Vice President of Administration and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)